Exhibit 99.2

First Quarter 2019
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the anticipated spin-off of our Upstream Energy business into a new stand-alone company, statements regarding our future financial and business performance and prospects, including forecasted 2019 second quarter and full year business and financial results, margins, pricing, delivered product costs, investments, M&A activity, and restructuring or efficiency initiative activities. These statements are based on the current expectations of management of Ecolab Inc. (“the Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of economic factors such as the worldwide economy, capital flows, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including upgrades to our information technology systems; potential information technology infrastructure failures and cybersecurity attacks; the proposed spin-off of our Upstream Energy business may be delayed or not completed at all and may not achieve the intended benefits; our ability to attract and retain high caliber management talent to lead our business; our ability to develop competitive advantages through innovation and to commercialize digital solutions; exposure to global economic, political and legal risks related to our international operations including trade sanctions; difficulty in procuring raw materials or fluctuations in raw material costs; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement, except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

1Q 2019 Overview

◢Sales:

▪	Reported sales +1%; fixed currency sales +4% with acquisition adjusted fixed currency sales +3%.
▪	Strong growth in the Industrial and Other segments more than offset a modest decline in Energy sales.

◢Operating Income:

▪	Reported operating margin +30 bps; adjusted operating margin +70 bps; adjusted fixed currency operating margin +80 bps.
▪	Reported operating income +4% with adjusted operating income +8%; adjusted fixed currency operating income +11%.
▪	Pricing, volume growth and cost saving initiatives more than offset higher delivered product costs and investments in the business during the quarter.

◢Earnings:

▪	Reported diluted EPS $1.01, +20%.
▪

Adjusted diluted EPS $1.03, +13%  as strengthening operating income growth, driven by pricing, volume growth and cost savings initiatives, along with a lower tax rate and interest expense, drove the gain.

◢Outlook:

▪	2019: Adjusted diluted EPS forecast of $5.80 to $6.00, +10% to 14%.
▪	2Q 2019: Adjusted diluted EPS forecast of $1.36 to $1.46, +7% to 15%.

The outlook provided above is for consolidated Ecolab operations and continues to include the Upstream Energy business.

1Q 2019 Results

	First Quarter Ended March 31
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2019	2018	Change	2019	2018	Change
Net sales	$ 3,505.4	$ 3,470.9	1%	$ 3,505.4	$ 3,470.9	1%
Operating income	367.2	354.3	4%	411.1	380.3	8%
Net income attributable to Ecolab	296.5	247.3	20%	300.3	266.9	13%
Diluted earnings per share	$ 1.01	$ 0.84	20%	$ 1.03	$ 0.91	13%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2019	2018	Change	2019	2018	Change
Net sales	$ 3,523.0	$ 3,396.1	4%	$ 3,523.0	$ 3,396.1	4%
Operating income	368.3	345.1	7%	412.2	371.1	11%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

1Q 2019 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
Food & Beverage	11%	7%	Volume & mix	1%
Water	7%	8%	Pricing	3%
Paper	6%	6%	Subtotal	3%
Life Sciences	27%	14%	Acq./Div.	1%
Textile Care	3%	3%	Fixed currency growth	4%
Total Global Industrial	8%	7%	Currency impact	-3%
			Total	1%
Global Institutional			Amounts in the table reflect rounding
Institutional	1%	1%
Specialty	7%	7%
Healthcare	2%	2%
Total Global Institutional	2%	2%

Global Energy	-2%	-2%

Other
Pest Elimination	7%	7%
Colloidal Technologies	11%	11%
Total Other	7%	7%

Total	4%	3%

1Q 2019 Income Statement / Margins

($ millions, unaudited)	2019	% sales	2018	% sales	% change	Comments*

Gross Profit	$ 1,408.7	40.2%	$ 1,398.6	40.3%	1%	Adjusted gross margins were 40.3% in both 2019 and 2018. Increased pricing and cost savings offset higher delivered product costs.

SG&A	1,001.2	28.6%	1,018.3	29.3%	(2)%	The ratio decreased 70 bps as sales volume leverage and cost savings actions more than offset investments in the business.
Operating Income (fixed FX)
Global Industrial	147.5	11.4%	122.0	10.3%	21%

Acquisition adjusted margins were 11.7% in 2019 and 10.3% in 2018.  Margins increased 140 bps as pricing, sales volume gains and cost savings more than offset higher delivered product costs and investments in the business.

Global Institutional	195.9	16.1%	195.7	16.5%	0%

Acquisition adjusted margins were 16.3% in 2019 and 16.5% in 2018.  Margins declined 20 bps as pricing and cost savings were more than offset by investments in the business, higher delivered product costs and reduced leverage on the segment's volume gain.

Global Energy	78.4	9.7%	68.6	8.3%	14%	Acquisition adjusted margins were 9.7% in 2019 and 8.5% in 2018. Margins increased 120 bps as pricing and cost savings more than offset higher delivered product costs.

Other	30.2	14.6%	27.0	14.0%	12%	Acquisition adjusted fixed currency margins were 14.6% in 2019 vs. 14.0% in 2018. The 60 bps increase reflected pricing and sales volume gains that more than offset field costs.
Subtotal at fixed FX	452.0	12.8%	413.3	12.2%	9%
FX	(1.3)		9.8

Corporate
Corp. Expense	(39.6)		(42.8)			Nalco intangible amortization

Special Gains/(Ch.)	(43.9)		(26.0)			2019: Primarily restructuring charges. 2018: Primarily the $25M Ecolab Foundation funding commitment.
Total Corporate Exp.	(83.5)		(68.8)

Consolidated Op. Inc.	$ 367.2	10.5%	$ 354.3	10.2%	4%

2019 acquisition adjusted fixed currency operating margins were 11.9%, a 90 bps increase vs. the equivalent 2018 margin of 11.0%.  Pricing, volume growth and cost savings initiatives offset the impact of higher delivered product costs and investments in the business during the quarter.

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

1Q 2019 Balance Sheet / Cash Flow

Summary Balance Sheet
	March 31			March 31
(millions, unaudited)	2019	2018	(millions, unaudited)	2019	2018
Cash and cash eq.	$ 79.0	$ 175.5	Short-term debt	$ 1,132.3	$ 1,017.8
Accounts receivable, net	2,691.6	2,574.3	Accounts payable	1,237.7	1,229.1
Inventories	1,645.6	1,541.8	Other current liabilities	1,786.0	1,735.9
Other current assets	334.8	305.2	Long-term debt	6,008.2	6,397.7
PP&E, net	3,878.6	3,779.9	Pension/Postretirement	942.3	1,027.7
Goodwill and intangibles	11,201.5	11,315.2	Other liabilities	1,554.2	1,106.2
Other assets	1,096.5	492.4	Total equity	8,266.9	7,669.9
Total assets	$ 20,927.6	$ 20,184.3	Total liab. and equity	$ 20,927.6	$ 20,184.3

Selected Cash Flow items			Selected Balance Sheet measures
	Three Months Ended
	March 31			March 31
(millions, unaudited)	2019	2018	(unaudited)	2019	2018
Cash from op. activities	$ 378.1	$ 487.2	Total Debt/Total Capital	46.3%	49.2%
Depreciation	159.0	150.9	Net Debt/Total Capital	46.1%	48.6%
Amortization	79.8	80.2	Net Debt/EBITDA(*)	2.4	2.5
Capital expenditures	187.0	203.3	Net Debt/Adjusted EBITDA(*)	2.2	2.4

(*) EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the sum of EBITDA and special (gains) and charges impacting EBITDA. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Appendix

Non-GAAP Financial Measures

	First Quarter Ended
(unaudited)	March 31
(millions, except percent)	2019	2018

Net sales
Reported GAAP net sales	$ 3,505.4	$ 3,470.9
Effect of foreign currency translation	17.6	(74.8)
Non-GAAP fixed currency sales	3,523.0	3,396.1
Effect of acquisitions and divestitures	(25.1)	(10.1)
Non-GAAP acquisition adjusted fixed currency sales	$ 3,497.9	$ 3,386.0

Cost of Sales
Reported GAAP cost of sales	$ 2,096.7	$ 2,072.3
Special (gains) and charges	3.6	0.0
Non-GAAP adjusted cost of sales	$ 2,093.1	$ 2,072.3

Gross Margin
Reported GAAP gross margin	40.2%	40.3%
Non-GAAP adjusted gross margin	40.3%	40.3%

Operating income
Reported GAAP operating income	$ 367.2	$ 354.3
Effect of foreign currency translation	1.1	(9.2)
Non-GAAP fixed currency operating income	368.3	345.1
Special (gains) and charges	43.9	26.0
Non-GAAP adjusted fixed currency operating income	412.2	371.1
Effect of acquisitions and divestitures	3.3	0.4
Non-GAAP acquisition adjusted fixed currency operating income	$ 415.5	$ 371.5

Operating Income Margin
Reported GAAP operating income margin	10.5%	10.2%
Non-GAAP adjusted fixed currency operating income margin	11.7%	10.9%

Non-GAAP Financial Measures

	First Quarter Ended
(unaudited)	March 31
(millions, except percent and per share)	2019	2018

Interest expense, net
Reported GAAP interest expense, net	$ 49.4	$ 56.4
Special (gains) and charges, after tax	0.2	0.0
Non-GAAP adjusted interest expense, net	$ 49.2	$ 56.4

Net Income Attributable to Ecolab
Reported GAAP net income attributable to Ecolab	$ 296.5	$ 247.3
Special (gains) and charges, after tax	31.5	19.7
Discrete tax net expense (benefit)	(27.7)	(0.1)
Non-GAAP adjusted net income attributable to Ecolab	$ 300.3	$ 266.9

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 1.01	$ 0.84
Special (gains) and charges, after tax	0.11	0.07
Discrete tax net expense (benefit)	(0.09)	0.00
Non-GAAP adjusted diluted EPS	$ 1.03	$ 0.91

Provision for Income Taxes
Reported GAAP tax rate	11.4%	21.8%
Special gains and charges	2.0	0.2
Discrete tax items	7.2	0.0
Non-GAAP adjusted tax rate	20.6%	22.0%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 1,529.5	$ 1,509.5
Provision for income taxes	296.8	258.7
Interest expense, net	215.3	248.9
Depreciation	629.4	594.4
Amortization	316.6	314.0
EBITDA	$ 2,987.6	$ 2,925.5
Special (gains) and charges impacting EBITDA	153.9	58.6
Adjusted EBITDA	$ 3,141.5	$ 2,984.1

Non-GAAP Financial Measures

	First Quarter Ended March 31
	2019			2018
(millions)	Fixed Currency	Impact of Acquisitions and Divestitures	Acquisition Adjusted	Fixed Currency	Impact of Acquisitions and Divestitures	Acquisition Adjusted
Net Sales
Global Industrial	$ 1,289.2	($21.9)	$ 1,267.3	$ 1,190.2	($7.8)	$ 1,182.4
Global Institutional	1,215.3	(3.1)	1,212.2	1,187.0	-	1,187.0
Global Energy	811.7	(0.1)	811.6	826.5	(2.3)	824.2
Other	206.8	-	206.8	192.4	-	192.4
Subtotal at fixed currency rates	3,523.0	(25.1)	3,497.9	3,396.1	(10.1)	3,386.0
Currency impact	(17.6)			74.8
Consolidated reported GAAP net sales	$ 3,505.4			$ 3,470.9

Operating Income
Global Industrial	$ 147.5	$ 1.4	$ 148.9	$ 122.0	($0.8)	$ 121.2
Global Institutional	195.9	1.9	197.8	195.7	-	195.7
Global Energy	78.4	-	78.4	68.6	1.2	69.8
Other	30.2	-	30.2	27.0	-	27.0
Corporate	(39.8)	-	(39.8)	(42.2)	-	(42.2)
Adjusted at fixed currency rates	412.2	3.3	415.5	371.1	0.4	371.5
Special (gains) and charges	43.9			26.0
Reported OI at fixed currency rates	368.3			345.1
Currency impact	(1.1)			9.2
Consolidated reported GAAP operating income	$ 367.2			$ 354.3

Please see Ecolab’s news release dated April 30, 2019 for additional information, including additional discussion on use of Non-GAAP financial measures.	2